UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2024

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, the board of directors (the “Board”) of Seer, Inc. (the “Company”) appointed Nicolas Henry Roelofs, Ph.D. to the Board with a term expiring at the Company’s 2025 annual meeting of the stockholders. The Company also announced that Dr. Roelofs would replace David Hallal as the Company’s Lead Independent Director and would serve on the Company’s Corporate Governance and Nominating Committee and Science and Technology Committee.

In accordance with the Company’s outside director compensation policy (the “Policy”), Dr. Roelofs will receive annual cash compensation in accordance with the Policy for his service as Lead Independent Director and on those committees of the Board on which he serves. In addition, in accordance with the Policy, on August 13, 2024, Dr. Roelofs was automatically granted an initial award of a stock option to purchase 69,470 shares of the Company’s common stock and an initial award of 46,886 restricted stock units (collectively, the “Initial Award”). The Initial Award is scheduled to vest in three equal annual installments following Dr. Roelofs’ start date, on the same day of the month as the start date, subject to continued services to us through the applicable vesting dates. The Initial Award to Dr. Roelofs was granted under and subject to terms of the Company’s 2020 Equity Incentive Plan.

The Policy provides that each equity award granted to a non-employee director while a non-employee director will vest in full as of immediately prior to a change in control, provided they continue to be a non-employee director through the date of such change in control.

Dr. Roelofs also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-250035) filed with the Securities and Exchange Commission on November 12, 2020.

There is no arrangement or understanding between Dr. Roelofs and any other persons pursuant to which Dr. Roelofs was elected as a director. In addition, Dr. Roelofs is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 14, 2024, the Company issued a press release announcing the appointment of Dr. Roelofs as a director. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Other Information.

Exhibit No.	Description
99.1	Press Release dated August 14, 2024.
104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: August 16, 2024	By:	/s/ David Horn
David Horn
President and Chief Financial Officer